Exhibit 99.1

The Glimpse Group Reports Q1 Fiscal Year 2026 Financial Results

Initiated IPO/Spin-Off Process For Brightline Interactive; Made First Delivery on Multi-Million DoW SpatialCore Contract; Foretell Ai Immersive Software Growth

NEW YORK, NY, November 13, 2025 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR), a diversified Immersive Technology platform company providing enterprise-focused Immersive Technology, Spatial Computing and Artificial Intelligence (“AI”) driven software and services, announced financial results for its first quarter fiscal year 2026, ended September 30, 2025 (“Q1 FY ‘26”).

Business Commentary by President & CEO Lyron Bentovim

Financial Summary:

●	Revenue:

○	Our subsidiary company Brightline Interactive (“BLI”) made an initial delivery on a multimillion annual SpatialCore contract with a Department of War (“DoW”) entity, a critical step. In addition, BLI is in advanced discussions regarding multiple significant DoW opportunities. While these discussions have been impacted by the Government shutdown and potential Continuing Resolution, we still expect these to materialize into contracts during CY ‘26.

○	Our AI software license product – Foretell Ai (AI roleplay simulation) – providing intelligent, conversational simulations in Immersive environments, has been gaining traction in both the Higher Education and Healthcare segments. While early in its commercialization, the level of Enterprise interest in Foretell Ai, the accelerating pace of new licenses and annual license renewals is encouraging.

○	We recently signed several contracts with one of the world’s largest oil service companies (aggregate contracts value mid 6-figure dollars) for the development of 3D brand environments, animation and corporate presentations.

○	As discussed previously, we expect FY ‘26 revenues to be choppy by quarter as demonstrated this quarter. Q1 FY ‘26 revenue of approximately $1.40 million, reflecting a 43% decrease compared to Q1 FY ‘25 (ending September 30, 2024) revenue of approximately $2.44 million. The decrease reflects timing of DoW contracts and U.S. Government budget delays, and the divestiture of non-core entities.

○	Given the active process of the IPO/Spinoff of BLI (see below), we will not be providing revenue guidance for the remaining of our fiscal year (ending June 30, 2026).

●	Gross Margin for Q1 FY ‘26 was approximately 72%, compared to approximately 68% for FY ‘25. We expect our Gross Margins to remain in the 65-75% range.

●	Adjusted EBITDA loss for Q1 FY ‘26 was -$0.92 million compared to -$0.46 million loss for Q1 FY ‘25, reflecting the decline in revenue this quarter. The Company is currently operating at an Adjusted EBITDA breakeven level at approximately $10MM of annual revenue (equivalent to FY ’25 revenue).

●	The Company’s cash and equivalent position as of September 30, 2025 was approximately $5.56 million, with an additional $0.66 million in accounts receivable.

●	We continue to maintain a clean capital structure with no debt, no convertible debt, no preferred equity and, as of October 2025, no contingent liabilities.

●	For the full details of our financial results, please refer to our 10Q filed on 11/13/25.

Strategic Update:

●	Our immediate strategic focus is driving a potential IPO/Spinoff of BLI as its own independent publicly traded company - a PURE PLAY, standalone, well capitalized provider of AI-driven, Spatial Computing, Cloud-based, Operational Simulation Middleware to the DoW and Big Data enterprises (enabling real time orchestration and training of digital twins, robotics, drones, autonomous systems).

●	In October 2025, we initiated the IPO/Spin-out process, engaged Lucid Capital Markets, LLC as our investment banking partner and an experienced securities counsel.

●	While there is no guarantee of success, we expect the process to play out over the coming months, with a potential BLI IPO in the first half of calendar year 2026.

●	Current Glimpse shareholders, in parallel to their new holding in a spun-out BLI, will also maintain their holdings in Glimpse. In addition to our core Immersive businesses, which are increasingly driven by traction in our Foretell Ai software product, we believe that there are considerable value creation alternatives for Glimpse to pursue as a clean, healthy, Nasdaq listed technology company. We are in initial stages of reviewing such potential alternatives.

Q1 Fiscal Year 2026 Conference Call and Webcast

Date: November 13, 2025
Time: 4:30 p.m. Eastern time
USA Dial In: 888-506-0062
International: 973-528-0011
Participant Access Code: 333493
Webcast: https://www.webcaster5.com/Webcast/Page/2934/53227

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through Friday, November 13, 2026. A replay of the teleconference will be available through Thursday, November 27, 2025. To listen, please call USA: 877-481-4010 or International: 919-882-2331; Replay Passcode: 53227. A webcast will also be available on the IR section of The Glimpse Group website (ir.theglimpsegroup.com) or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Immersive technology platform company, providing enterprise-focused Immersive Technology, Spatial Computing and AI driven software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended (the “Securities Act”), and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act and other applicable securities laws. This press release may contain certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements, if provided, are based on information available to the Company as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements, if provided, include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts, if provided, are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, any forecasts, if provided, are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2025	As of June 30, 2025
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$5,562,397	$6,832,725
Accounts receivable	657,110	840,551
Deferred costs	421,417	48,971
Notes receivable	132,600	160,600
Prepaid expenses and other current assets	559,504	289,810
Total current assets	7,333,028	8,172,657

Equipment and leasehold improvements, net	50,559	54,898
Right-of-use assets, net	88,231	122,094
Intangible assets, net	9,067	60,717
Goodwill	10,857,600	10,857,600
Other assets	11,100	11,100
Total assets	$18,349,585	$19,279,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$155,295	$228,371
Accrued liabilities	377,818	446,896
Deferred revenue	69,868	52,576
Lease liabilities, current portion	93,204	127,046
Contingent consideration for acquisition	1,500,000	1,483,583
Total current liabilities	2,196,185	2,338,472

Long term liabilities
Lease liabilities, net of current portion	1,903	4,704
Total liabilities	2,198,088	2,343,176
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 21,066,006 and 21,055,506 issued and outstanding, respectively	21,067	21,056
Additional paid-in capital	82,755,663	82,506,758
Accumulated deficit	(66,625,233)	(65,591,924)
Total stockholders’ equity	16,151,497	16,935,890
Total liabilities and stockholders’ equity	$18,349,585	$19,279,066

THE GLIMPSE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	September 30,
	2025	2024
Revenue
Software services	$1,247,933	$2,229,257
Software license/software as a service	147,784	209,112
Royalty income	2,936	-
Total revenue	1,398,653	2,438,369
Cost of goods sold	390,881	515,303
Gross profit	1,007,772	1,923,066
Operating expenses:
Research and development expenses	973,400	1,120,522
General and administrative expenses	979,234	939,712
Sales and marketing expenses	324,089	738,875
Amortization of acquisition intangible assets	51,648	125,541
Change in fair value of acquisition contingent consideration	16,417	33,319
Total operating expenses	2,344,788	2,957,969
Loss from operations before other income	(1,337,016)	(1,034,903)

Other income:
Gain on sale of business	240,000	-
Interest income	63,707	20,711
Net loss	$(1,033,309)	$(1,014,192)

Basic and diluted net loss per share	$(0.05)	$(0.06)

Weighted-average common shares outstanding for basic and diluted net loss per share	21,064,979	18,164,217

THE GLIMPSE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,033,309)	$(1,014,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	64,070	155,594
Common stock and stock option-based compensation for employees and board of directors	248,916	366,727
Gain on sale of business	(240,000)	-
Acquisition contingent consideration fair value adjustment	16,417	33,319
Adjustment to operating lease right-of-use assets and liabilities	(2,776)	(78,238)

Changes in operating assets and liabilities:
Accounts receivable	183,441	(148,461)
Deferred costs	(372,446)	(149,591)
Prepaid expenses and other current assets	(69,695)	(38,907)
Other assets	-	54,246
Accounts payable	(73,076)	39,698
Accrued liabilities	(29,078)	(20,310)
Deferred revenue	17,292	375,070
Net cash used in operating activities	(1,290,244)	(425,045)
Cash flow from investing activities:
Purchase of equipment	(8,084)	(9,456)
Cash used in investing activities	(8,084)	(9,456)
Cash flows provided by financing activities:
Notes receivable repayments	28,000	-
Net cash provided by financing activities	28,000	-

Net change in cash and cash equivalents	(1,270,328)	(434,501)
Cash and cash equivalents, beginning of period	6,832,725	1,848,295
Cash and cash equivalents, end of period	$5,562,397	$1,413,794

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three months ended September 30, 2025 and 2024:

	For the Three Months Ended
	September 30,
	2025	2024
	(in millions)
Net loss	$(1.03)	$(1.02)
Depreciation and amortization	0.06	0.16
EBITDA loss	(0.97)	(0.86)
Stock based compensation expenses	0.25	0.37
Change in fair value of acquisition contingent consideration	0.02	0.03
Gain on sale of business	(0.24)	-
Adjusted EBITDA loss	$(0.92)	$(0.46)